Exhibit 23.1




              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

SBE, Inc.
San Ramon, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 10, 2004 relating to the consolidated financial statements and financial statement schedule of SBE, Inc., appearing in SBE, Inc.'s Annual Report on Form 10-K for the year ended October 31, 2004.


/s/ BDO Seidman, LLP

San Francisco, California
September 20, 2005



               CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

SBE, Inc.
San Ramon, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated December 10, 2004, relating to the financial statements of PyX Technologies, Inc. appearing in the Current Report on Form 8-K of SBE, Inc. dated July 26, 2005.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

/s/ BDO Seidman, LLP

San Francisco, California
September 20, 2005